As filed with the Securities and Exchange Commission on July 16, 2018

Registration No. 333-______

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM F-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

NAKED BRAND GROUP LIMITED

(Exact Name of Each Registrant as Specified in its Charter)

Australia	2320	N/A
(State or other jurisdiction of Incorporation or organization)	(Primary standard industrial classification code number)	(I.R.S. Employer Identification Number)

c/o Bendon Limited

Building 7C, Huntley Street

Alexandria

NSW 2015, Australia

+61 2 9384 2400

(Address, including zip code, and telephone number, including area code, of each registrant’s principal executive offices)

Justin Davis-Rice, Chief Executive Officer

Naked Brand Group Limited

c/o Bendon Limited

Building 7C, Huntley Street

Alexandria

NSW 2015, Australia

+61 2 9384 2400

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

David Alan Miller, Esq. Jeffrey M. Gallant, Esq. Graubard Miller The Chrysler Building 405 Lexington Avenue New York, New York 10174 Telephone: (212) 818-8800	Reece Walker, Esq. McCullough Robertson Level 32 MLC Centre, 19 Martin Place Sydney NSW 2000 GPO Box 462, Sydney NSW 2001 Tel +61 2 8241 5600

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933

Emerging growth company [X]

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised accounting standards provided to Section 7(a)(2)(B) of the Securities Act. [  ]

CALCULATION OF REGISTRATION FEE

Title of each Class of Security being registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Security(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Ordinary Shares, without par value, being offered for resale by certain selling shareholders(3)	11,344,902 Shares	$5.84	$66,254,227.68	$8,248.65
Ordinary Shares, without par value, to be offered for resale by the holders of warrants assuming exercise of such warrants(4)	800,000 Shares	$5.84	$4,672,000	$581.66
Total			$70,926,227.68	$8,830.31

(1)	In the event of a stock split, reverse stock split, stock dividend or similar transaction involving our ordinary shares, the number of shares registered shall automatically be adjusted to cover the additional ordinary shares issuable pursuant to Rule 416 under the Securities Act of 1933, as amended.

(2)	Estimated solely for purposes of calculating the registration fee in accordance with Rule 457, based upon the average of the high and low sales prices of the Registrant’s ordinary shares as reported on the NASDAQ Capital Market on July 10, 2018.

(3)	Represents ordinary shares being registered for resale that were originally issued in private placements and placements that occurred outside the United States.

(4)	Represents ordinary shares underlying warrants issued by the Company in private placements and placements that occurred outside the United States.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to completion, dated July 16, 2018

NAKED BRAND GROUP LIMITED

12,144,902 Ordinary Shares

This prospectus relates to the resale by the Selling Shareholders (as defined below in the section titled “Selling Shareholders”) of up to 11,344,902 ordinary shares, no par value, of Naked Brand Group Limited (“Ordinary Shares”) and up to 800,000 Ordinary Shares issuable upon exercise of outstanding warrants which may be sold from time to time by one of the Selling Shareholders.

The securities offered for resale hereby were issued in connection with one or more private placements and placements that occurred outside the United States. We will not receive any proceeds from the sale of the securities by the Selling Shareholders under this prospectus. However, we could receive up to $3,000,000 in gross proceeds if all of the warrants held by one of the Selling Shareholders are exercised for cash. Any amounts we receive from such exercises will be used for working capital and other general corporate purposes.

Information regarding the Selling Shareholders, the number of Ordinary Shares that may be sold by them, and the times and manner in which they may offer and sell the Ordinary Shares under this prospectus is provided under the sections titled “Selling Shareholders” and “Plan of Distribution,” respectively. We have not been informed by any of the Selling Shareholders that they intend to sell their securities covered by this prospectus and do not know when or in what amount the Selling Shareholders may offer the securities for sale. The Selling Shareholders may sell any, all, or none of the securities offered by this prospectus.

The Selling Shareholders and intermediaries through whom such securities are sold may be deemed “underwriters” within the meaning of the Securities Act of 1933, as amended (the “Securities Act”), with respect to the securities offered hereby, and any profits realized or commissions received may be deemed underwriting compensation. We have agreed to indemnify certain of the Selling Shareholders against certain liabilities, including liabilities under the Securities Act.

Our Ordinary Shares trade on the Nasdaq Capital Market (“Nasdaq”) under the symbol “NAKD”. The last sale price of our Ordinary Shares on July 13, 2018 was $5.05 per share.

Investing in our securities involves risks. See “Risk Factors” beginning on page 7 to read about factors you should consider before buying our securities.

Neither the Securities and Exchange Commission nor any state or foreign securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Prospectus dated __________ __, 2018

You should rely only on the information contained in this prospectus and the documents we incorporate by reference in this prospectus. We have not authorized anyone to provide you with different information. We do not take any responsibility for, and cannot provide any assurance as to the reliability of, any other information that others may give you. We are not making an offer to sell the securities in any jurisdiction where the offer or sale thereof is not permitted. The information contained in this prospectus and incorporated by reference in this prospectus is accurate only as of the respective date of such information, regardless of the time of delivery of this prospects or of any sale or offer to sell hereunder.

To the extent this prospectus contains summaries of the documents referred to herein, you are directed to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed, or will be incorporated by reference as exhibits to the Registration Statement of which this prospectus is a party, and you may obtain copies of such documents as described below in the section titled “Where You Can Find Additional Information”.

Unless otherwise stated in this prospectus, “we,” “us,” “our,” or “our company,” refers to Naked Brand Group Limited, our subsidiaries, and our predecessor operations.

This prospectus contains references to a number of trademarks which are our registered trademarks or trademarks for which we have pending applications or common law rights. Our major trademarks include, among others, the “Naked” trademark, the Heidi Klum trademarks and other related trademarks. Solely for convenience, the trademarks, service marks and trade names referred to in this Registration Statement are listed without the ®, (sm) and (TM) symbols, but we will assert, to the fullest extent under applicable law, our rights or the rights of the applicable licensors to these trademarks, service marks and trade names.

PROSPECTUS SUMMARY

This summary highlights key information contained elsewhere in this prospectus and is qualified in its entirety by the more detailed information and financial statements that follow. It may not contain all of the information that is important to you. You should read the entire prospectus, including “Risk Factors,” our financial statements and the related notes thereto, and the other documents to which this prospectus refers before making an investment decision. Unless the context indicates otherwise, “we,” “us,” “our,” or “our company” refers to Naked Brand Group Limited, our subsidiaries, and our predecessor operations.

History and Development

Naked Brand Group Limited, an Australian company, was formed on May 11, 2017 under the name “Bendon Group Holdings Limited.” We were formed to serve as a holding company for Naked Brand Group Inc., a Nevada corporation (“Naked”), and Bendon Limited, a New Zealand company (“Bendon”) after the consummation of the Transactions (described below).

The Merger and Reorganization

On June 19, 2018, we consummated the transactions contemplated by that certain Agreement and Plan of Reorganization, dated as of May 25, 2017 and amended on July 26, 2017, February 21, 2018, March 19, 2018 and April 23, 2018 (the “Merger Agreement”), by and among our company, Naked, Bendon, Naked Merger Sub Inc., a Nevada corporation and a wholly owned subsidiary of ours (“Merger Sub”), and Bendon Investments Ltd., a New Zealand company that at the time was the owner of a majority of the outstanding shares of Bendon (the “Principal Shareholder”).

Pursuant to the Merger Agreement, (i) we undertook a reorganization (the “Reorganization”) pursuant to which all of the shareholders of Bendon exchanged all of the outstanding ordinary shares of Bendon for our Ordinary Shares, and (ii) immediately thereafter, the parties effectuated a merger of Merger Sub and Naked, with Naked surviving as a wholly owned subsidiary of ours and the Naked stockholders receiving our Ordinary Shares in exchange for all of the outstanding shares of common stock of Naked (the “Merger” and together with the Reorganization, the “Transactions”).

As a result of the Transactions, Bendon and Naked became our wholly owned subsidiaries and the shareholders of Bendon and the stockholders of Naked became shareholders of ours. Effective on and from the closing of the Transactions, we changed our name from “Bendon Group Holdings Limited” to “Naked Brand Group Limited.”

Emerging Growth Company

We are an “emerging growth company”, as defined in the Jumpstart Our Business Startups Act (or “JOBS Act”). As an emerging growth company, we are eligible, and have elected, to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies. These include, but are not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002 and reduced disclosure obligations regarding executive compensation (to the extent applicable to a foreign private issuer).

We could remain an emerging growth company until the last day of our fiscal year following the fifth anniversary of the consummation of the Transactions. However, if our annual gross revenue is US$1.07 billion or more, or our non-convertible debt issued within a three year period exceeds US$1 billion, or the market value of our Ordinary Shares that are held by non-affiliates exceeds US$700 million on the last day of the second fiscal quarter of any given fiscal year, we would cease to be an emerging growth company as of the last day of that fiscal year.

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Foreign Private Issuer

We are a “foreign private issuer” as defined under the Exchange Act. As a foreign private issuer under the Exchange Act, we are exempt from certain rules under the Exchange Act, including the proxy rules, which impose certain disclosure and procedural requirements for proxy solicitations. Moreover, we are not required to file periodic reports and financial statements with the SEC as frequently or as promptly as domestic U.S. companies with securities registered under the Exchange Act, and we are not required to comply with Regulation FD, which imposes certain restrictions on the selective disclosure of material information. In addition, our officers, directors, and principal shareholders will be exempt from the reporting and “short-swing” profit recovery provisions of Section 16 of the Exchange Act and the rules under the Exchange Act with respect to their purchases and sales of our Ordinary Shares.

As a foreign private issuer, we will also be permitted to follow certain home country corporate governance practices instead of those otherwise required under the applicable rules of Nasdaq for domestic U.S. issuers. For instance, we could follow home country practice in Australia with regard to, among other things, composition of our board of directors and approval of compensation of officers. In addition, we may follow our home country law instead of the applicable rules of Nasdaq that require us to obtain shareholder approval for certain dilutive events, such as the establishment or amendment of certain equity based compensation plans, an issuance that will result in a change of control of the company, certain transactions other than a public offering involving issuances of a 20% or greater interest in our securities, and certain acquisitions of the stock or assets of another company. Although we presently do not intend to rely on our home country practice in lieu of the Nasdaq corporate governance requirements, there can be no assurance that we will not elect to do so in the future.

Business Overview

Overview

We operate in the highly competitive specialty retail business. We sell women’s and men’s intimate apparel, as well as women’s swimwear. Our merchandise is sold through company-owned retail stores in Australia and New Zealand, which are primarily strip and mall based; through websites; and through wholesale partners in Australia, New Zealand, the United States and Europe (collectively, “partners”).

We have seven reportable segments:

●	Australia Retail: This segment covers retail and outlet stores located in Australia.

●	New Zealand Retail: This segment covers retail and outlet stores located in New Zealand.

●	Australia Wholesale: This segment covers the wholesale of intimates apparel to customers based in Australia.

●	New Zealand Wholesale: This segment covers the wholesale of intimates apparel to customers based in New Zealand.

●	U.S. Wholesale: This segment covers the wholesale of intimates apparel to customers based in the United States.

●	Europe Wholesale: This segment covers the wholesale of intimates apparel to customers based in Europe.

●	E-commerce: This segment covers the group’s online retail activities.

In addition, we continually explore new ways to expand our business, including through the use of new technologies, such as blockchain technology. We are presently evaluating how these new technologies may be leveraged in the retail fashion industry. For instance, blockchain technology might be used in the future to create highly efficient end-to-end operations from suppliers to consumers and also to provide low cost trade finance for market participants through blockchain trading platforms. However, we have not yet established the feasibility of, or taken any steps to progress the use of, blockchain technology in our business.

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Bendon Limited

Bendon is an intimate apparel and swimwear company that has sought to deliver innovative, premium quality products throughout its 70-year history. Bendon was founded in 1947 by two brothers, Ray and Des Hurley, who together revolutionized the lingerie industry. Rather than force women’s bodies into the restrictive corsetry of the time, they looked at the way women moved and pioneered lingerie that would “bend on” their bodies. Bendon has a portfolio of eight brands which it owns: Bendon, Bendon Man, Davenport, Evollove, Fayreform, Hickory, Lovable (in Australia and New Zealand) and Pleasure State, and three licensed brands: Heidi Klum Intimates and Swimwear, Stella McCartney Lingerie and Swimwear, and Frederick’s of Hollywood Intimates and Swimwear. Bendon’s license to use the Stella McCartney brand terminated effective June 30, 2018.

Heidi Klum

Heidi Klum is the face and Creative Director of our flagship brands, Heidi Klum Intimates, Heidi Klum Swim, Heidi Klum Man, and Heidi Klum Intimates Solutions. Our flagship brand, Heidi Klum Intimates collection, exudes femininity, elegance and sophistication, each piece designed with the modern woman in mind. We sell our Heidi Klum products at 59 Bendon stores in Australia, New Zealand and Ireland and online at www.bendonlingerie.com and www.heidiklumintimates.com. Additionally, Heidi Klum products are sold in approximately 6,000 wholesale doors in 43 countries across regions in Australia, New Zealand, United States, Europe and United Kingdom under wholesale arrangements.

Naked

Naked is an apparel and lifestyle brand company that is currently focused on innerwear products for women and men. Under its flagship brand name and registered trademark “Naked®”, Naked designs, manufactures and sells men’s and women’s underwear, intimate apparel, loungewear and sleepwear through retail partners and direct to consumer through its online retail store www.wearnaked.com. Naked has a growing retail footprint for its innerwear products in premium department and specialty stores and internet retailers in North America, including accounts such as Nordstrom, Dillard’s, Bloomingdale’s, Amazon.com, Soma.com, SaksFifthAvenue.com, barenecessities.com and others.

Possible Acquisition of FOH Online Corp.

Bendon has had advanced discussion with the sole shareholder of FOH Online Corp. (“FOH Online”) pursuant to which the parties had specified terms by which Bendon could acquire FOH Online from such shareholder. If the transaction was to be completed at the previously specified terms, the consideration for the proposed transaction would involve us issuing to the shareholder of FOH Online (or its designee) 1,304,917 Ordinary Shares, plus the assumption by our company of approximately $9,500,000 of FOH Online debt. The proposed transaction is subject to executing a definitive agreement relating to the proposed transaction and obtaining various third party consents (which we and the shareholder of FOH Online are in the process of seeking to obtain). Furthermore, the terms of the transaction are still subject to discussion and may be changed as a result of any material positive or adverse change to the business of either party. As a result, the proposed transaction is deemed possible but not yet probable of occurring.

If FOH Online is acquired, we would acquire certain of FOH Online’s agreements that provide it with an exclusive license to sell certain Frederick’s of Hollywood products through 2020. Currently, we have a sublicense to sell such products through an agreement with FOH Online; upon completion of the acquisition of FOH Online, however, through FOH Online’s agreements, we would have a license directly with the brand owners to sell such products. These agreements include an option to renew each agreement ten times, each renewal for an additional five-year term. Accordingly, we would have the right to extend each agreement through 2070.

Our Strengths

We believe the following competitive strengths contribute to our leading market position and differentiate us from our competition:

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Distinct, Well-Recognized Brands

Our iconic brands, including Heidi Klum Intimates and Swimwear and Stella McCartney Lingerie and Swimwear, have come to represent a unique lifestyle across its targeted customers. Our brands allow us to target markets across the economic spectrum, across demographics, and across the world. We believe our flagship brands and prominent, highly-recognized creative directors provide us with a competitive advantage.

In-Store Experience and Store Operations

We view our customers’ in-store experience as an important vehicle for communicating the image of each brand. We utilize visual presentation of merchandise, in-store marketing, music and our sales associates to reinforce the image represented by the brands. Our in-store marketing is designed to convey the principal elements and personality of each brand. The store design, furniture, fixtures and music are all carefully planned and coordinated to create a unique shopping experience. Every brand displays merchandise uniformly to ensure a consistent store experience, regardless of location. Store managers receive detailed plans designating fixture and merchandise placement to ensure coordinated execution of the company-wide merchandising strategy. Our sales associates and managers are a central element in creating the atmosphere of the stores by providing a high level of customer service.

Product Development, Sourcing and Logistics

We believe a large part of our success comes from frequent and innovative product launches, as well as launches of new collections from our existing brands. Our merchant, design and sourcing teams have a long history of bringing innovative products to our customers. Our key vendor partners are industry leaders in both innovation and social responsibility. We work closely together to form a world class supply chain that is dynamic and efficient.

Highly Experienced Leadership Team

Our Leadership Team is led by Justin Davis-Rice, Executive Chairman, who joined Bendon in 2011 and is responsible for leading our revenue growth. Prior to joining Bendon, Justin Davis-Rice co-founded Pleasure State. Carole Hochman, our Executive Chairman, has over 30 years of experience creating intimate apparel. She has served as Naked’s Chief Executive Officer and Chief Creative Officer and as a member of Naked’s board of directors since June 2014, and was the driving force behind Carole Hochman Design Group from 1992 until her departure in 2013. The rest of our senior management team has a wealth of retail and business experience at Gazal, Specialty Fashion Group, and Pleasure State. We have developed a strong and collaborative culture aligned around our goals to create the most sensual, functional and comfortable lingerie and underwear for women and men all over the world.

Growth Strategy

Our growth strategy involves seeking to take advantage of the following opportunities across channels and brands:

Channels

●	Opportunity for an additional 50+ retail stores across Australia under a new brand name

●	Additional 25 Bendon outlet stores across Australia and New Zealand in the next 5 years

●	Leveraging e-commerce to attract and educate new and existing customers

●	Targeting e-commerce sales penetration of more than 10% over the average sales penetration

●	Improving productivity in existing wholesale accounts by gaining additional floor space

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●	Selectively adding new wholesale doors, with a focus on US & EU markets

●	Enhancing margins by increasing the proportion of the business derived from direct-to-consumer channels

Brands

●	Continuing to build our license portfolio and add new licenses in existing and tangential categories

●	Expanding the brand and product offering via organic innovation and new license partnerships

●	Expanding brand reach by leveraging our brand portfolio to extend globally, particularly in the US and EU

Risks Affecting Our Company

In evaluating an investment in our securities, you should carefully read this prospectus and especially consider the factors discussed in the section titled “Risk Factors” commencing on page 7.

Background of the Offering

Private Placement

Pursuant to our financing plan prior to the consummation of the Transactions, we entered into securities purchase agreements with certain investors for the purchase and sale of Ordinary Shares and warrants to purchase additional Ordinary Shares in private placements to accredited investors, for an aggregate proceeds of approximately $17,000,000 (the “PIPE Transaction”). We agreed to register for resale 1,600,000 of the Ordinary Shares sold in the PIPE Transaction, as well as 800,000 of the Ordinary Shares underlying the warrants sold in the PIPE Transaction. Accordingly, such Ordinary Shares are being registered pursuant to the registration statement of which this prospectus forms a part and are being offered for resale by this prospectus.

We are also registering for resale certain additional shares issued in the PIPE Transaction as well as other shares held by our shareholders. As a result, we are registering an aggregate of 11,344,902 Ordinary Shares and an aggregate of an additional 800,000 Ordinary Shares issuable upon exercise of outstanding warrants pursuant to the registration statement of which this prospectus forms a part.

Corporate Information

Our principal and registered office is located at Building 7C, Huntley Street, Alexandria, NSW 2015, Australia, and our telephone number is +61 2 9384 2400. Our agent for service of process in the United States is Graubard Miller, our U.S. counsel, located at The Chrysler Building, 405 Lexington Avenue, New York, New York 10174. Our corporate website is located at http://www.nakedbrands.com. The information on our website shall not be deemed part of this Registration Statement.

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THE OFFERING

Ordinary Shares being offered by certain existing shareholders	11,344,902 shares

Ordinary Shares underlying warrants held by certain existing shareholders	800,000 shares

Securities Outstanding

22,958,378 Ordinary Shares, which does not include (i) an aggregate of 3,880,262 Ordinary Shares underlying warrants issued in the PIPE Transaction, and (ii) 757,645 Ordinary Shares underlying options and warrants held by the former Naked stockholders that were assumed in the Transactions.

Listing of Securities and trading symbols	Our Ordinary Shares trade on the Nasdaq Capital Market under the symbol “NAKD”. There is no public market for our warrants.
Plan of distribution

The Ordinary Shares (and the Ordinary Shares issuable upon exercise of the warrants) covered by this prospectus may be sold by the Selling Shareholders in the manner described under the section entitled “Plan of Distribution.”

Use of proceeds

We will not receive any proceeds from the sale of the securities by the Selling Shareholders under this prospectus. However, we could receive up to $3,000,000 in gross proceeds if all of the warrants held by one of the Selling Shareholders are exercised for cash. Any amounts we receive from such exercises will be used for working capital and other general corporate purposes. See the section titled “Use of Proceeds” for further information on our use of proceeds from this offering.

Risk factors	See the section titled “Risk Factors” and the other information included in this prospectus for a discussion of risk factors you should carefully consider before deciding to invest in our securities.

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RISK FACTORS

An investment in our securities involves a high degree of risk. You should carefully consider the risk factors described below, together with other information in this prospectus and the information incorporated by reference herein and therein as set forth in our SEC filings, including our Annual Report on Form 20-F for the year ended January 31, 2018. If any of the following risks or uncertainties occurs, our business, financial condition, and operating results could be materially and adversely affected. As a result, the trading price of our Ordinary Shares could decline and you may lose all or a part of your investment. You should carefully consider all of the risks described below regarding the Company and its subsidiaries. Additional risks and uncertainties not currently known to us or that we currently deem immaterial also may materially and adversely affect our business operations.

Sales by the Selling Shareholders of the Ordinary Shares covered by this prospectus could adversely affect the trading price of our Ordinary Shares.

We are registering for resale up to 11,344,902 Ordinary Shares and up to 800,000 Ordinary Shares issuable upon exercise of outstanding warrants, which together represent approximately 51% of our outstanding Ordinary Shares, on a fully-diluted basis. The resale of all or a substantial portion of the Ordinary Shares registered hereby in the public market, or the perception that these sales might occur, could cause the market price of our Ordinary Shares to decrease and may make it more difficult for us to sell Ordinary Shares in the future at a time and upon terms that we deem appropriate.

The financial information incorporated by reference in this prospectus may not be an indication of our financial condition or results of operations.

The financial information related to the consummation of the Transactions incorporated by reference in this prospectus is based on various adjustments and assumptions and may not be an accurate indication of our financial condition or results of operations. Our actual financial condition and results of operations may not be consistent with, or evident from, such financial information. In addition, the assumptions used in preparing the financial information and estimates may not prove to be accurate, and other factors may affect our financial condition or results of operations following consummation of the Transactions.

We do not intend to pay any dividends on our Ordinary Shares at this time.

We have not paid any cash dividends on our Ordinary Shares to date. The payment of cash dividends on our Ordinary Shares in the future will be dependent upon our revenue and earnings, if any, capital requirements, and general financial condition, as well as the limitations on dividends and distributions that exist under the laws and regulations of Australia, and will be within the discretion of our board of directors. It is the present intention of our board of directors to retain all earnings, if any, for use in our business operations and, accordingly, our board of directors does not anticipate declaring any dividends on our Ordinary Shares in the foreseeable future. As a result, any gain you will realize on our Ordinary Shares (including shares of common stock obtained upon exercise of our warrants) will result solely from the appreciation of such shares.

We may issue additional securities in the future, which may result in dilution to our shareholders.

As of June 30, 2018, we had 4,637,907 Ordinary Shares subject to outstanding options and warrants, including the 800,000 Ordinary Shares underlying warrants registered hereby. In addition, we are not restricted from issuing additional Ordinary Shares or securities convertible into or exchangeable for Ordinary Shares. Because we may need to raise additional capital in the future to operate and/or expand our business, we may conduct additional equity offerings. To the extent our outstanding options and warrants are exercised or we conduct additional equity offerings, additional Ordinary Shares will be issued, which may result in dilution to our shareholders. Sales of substantial numbers of such shares in the public market could adversely affect the market price of our Ordinary Shares.

Nasdaq may delist our Ordinary Shares from quotation on its exchange, which could limit investors’ ability to sell and purchase our securities and subject us to additional trading restrictions.

Our Ordinary Shares are currently listed on the Nasdaq Capital Market under the trading symbol “NAKD”. If our Ordinary Shares are not listed on Nasdaq at any time after this offering, we could face significant material adverse consequences, including:

●	a limited availability of market quotations for our securities;

●	reduced liquidity;

●	a determination that our common stock is “penny stock” which will require brokers trading in our shares to adhere to more stringent rules, possibly resulting in a reduced level of trading activity in the secondary trading market for our common stock;

●	a limited amount of news and analyst coverage for our company; and

●	a decreased ability to issue additional securities or obtain additional financing in the future.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

The statements contained in this prospectus that are not purely historical are forward-looking statements. Forward-looking statements include, but are not limited to, statements regarding expectations, hopes, beliefs, intentions, or strategies regarding the future. In addition, any statements that refer to projections, forecasts, or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predicts,” “project,” “should,” “would,” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements in this prospectus may include, for example, statements about our:

●	limited operating history and ability to maintain or increase profitability;

●	reliance on third parties for production and distribution;

●	results of operations;

●	ability to manage growth;

●	ability to minimize our production and distribution costs by utilizing funding sources provided by others;

●	regulatory or operational risks;

●	success in retaining or recruiting, or changes required in, our officers, key employees, or directors;

●	capital structure;

●	ability to obtain additional financing when and if needed; and

●	liquidity and trading of our securities.

The forward-looking statements contained in this prospectus are based on current expectations, assumptions, and beliefs concerning future developments and their potential effects on us. There can be no assurance that future developments will be those that have been assumed or anticipated. These forward-looking statements are subject to a number of risks and uncertainties (some of which are beyond our control) that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described under the heading “Risk Factors.” Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, except as may be required under applicable securities laws.

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USE OF PROCEEDS

We will not receive any proceeds from the sale of the securities under this prospectus. However, we could receive up to $3,000,000 in gross proceeds if the warrants held by one of the Selling Shareholders are exercised for cash. Any amounts we receive from such exercises will be used for working capital and other general corporate purposes.

CAPITALIZATION

The following table sets forth our capitalization at June 30, 2018. The information presented in the capitalization table below is unaudited.

	($NZD in thousands)	($USD in thousands) (1)

Share Capital (22,958,378 ordinary shares issued and outstanding and 800,000 warrants exercised)	208,156	154,602
Accumulated Losses closing	(172,264)	(128,886)
Reserves	(2,006)	(1,507)
Total Capitalization	33,885	24,209

(1) Converted at an Average exchange rate of $1NZD = $USD0.71

You should read this table in conjunction with our audited consolidated financial statements as at and for the year ended January 31, 2018, which are incorporated by reference in this prospectus.

SELLING SHAREHOLDERS

The Selling Shareholders may from time to time offer and sell any or all of our securities set forth below pursuant to this prospectus. When we refer to “Selling Shareholders” in this prospectus, we mean the persons listed in the table below, and the pledgees, donees, permitted transferees, assignees, successors, and others who later come to hold any of the Selling Shareholders’ interests in our securities other than through a public sale.

The Selling Shareholders acquired the Ordinary Shares offered hereby (or the warrants pursuant to which the Ordinary Shares offered hereby are issuable) as described in “Prospectus Summary – Background of the Offering” above.

We have registered the resale of the securities included in this prospectus in order to permit such Selling Shareholders to offer the shares for resale from time to time. In accordance with the Registration Rights Agreement, this prospectus covers the resale of (i) the Ordinary Shares held by the Selling Shareholders and (ii) the maximum number of Ordinary Shares issuable upon exercise of the warrants held by the Selling Shareholders. Because the Ordinary Shares issuable upon the exercise of our warrants are subject to adjustments under certain circumstances and permit, in certain circumstances, “cashless” exercise, the number of shares that will actually be issuable upon any exercise thereof may be more or less than the number of shares being offered by this prospectus. See the disclosures under “Description of Securities – Warrants” elsewhere in this prospectus.

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The following table sets forth, as of the date of this prospectus:

●	the name of each Selling Shareholder for whom we are registering Ordinary Shares;

●	the number of Ordinary Shares beneficially owned by the Selling Shareholders prior to the offering;

●	the number of outstanding Ordinary Shares, the number of Ordinary Shares underlying warrants, and the total number of Ordinary Shares offered for resale to the public by each Selling Shareholder; and

●	the number of Ordinary Shares and the percentage of Ordinary Shares to be beneficially owned by each Selling Shareholder after the offering (assuming all of the Ordinary Shares are sold by such Selling Shareholder).

This table is prepared solely based on information supplied to us by the listed Selling Shareholders and any Schedules 13D or 13G filed by the Selling Shareholders with the SEC, and assumes the sale of all of the securities offered hereby. The Selling Shareholders may sell all, some or none of their shares in this offering. See the disclosure under the heading “Plan of Distribution” elsewhere in this prospectus. The Selling Shareholders identified in the table below may have sold, transferred or otherwise disposed of some or all of their shares since the date of this prospectus in transactions exempt from or not subject to the registration requirements of the Securities Act. Information concerning the Selling Shareholders may change from time to time and, if necessary and required, we will amend or supplement this prospectus accordingly.

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	Prior to the Offering	Offered Hereby			After the Offering
Shareholder (1)	Ordinary Shares Beneficially Owned	Ordinary Shares	Ordinary Shares Underlying Warrants	Total Ordinary Shares	Ordinary Shares Beneficially Owned	Beneficial Ownership Percentage
Samantha Sin Man Chong (4)	111,394	111,394	-	111,394	-	0.0%
Andrew Stranberg (5)	94,808	94,808	-	94,808	-	0.0%
Bridgecorp Consolidated Holdings Pty Ltd (6)	191,953	191,953	-	191,953	-	0.0%
SBH Ltd (7)	497,256	248,628	-	248,628	248,628	*
Paul Vassilakos (3)(8)	100,886	61,944	-	61,944	38,942	*
William Gibson (9)	113,284	56,642	-	56,642	56,642	*
Summit Reliance International Ltd (10)	838,226	838,226	-	838,226	-	0.0%
True Aim Ltd (11)	1,379,206	1,379,206	-	1,379,206	-	0.0%
High Standard Ltd (12)	728,167	728,167	-	728,167	-	0.0%
Tryast Management Limited (13)	253,351	253,351	-	253,351	-	0.0%
Novo General Trading FZE (14)	405,361	405,361	-	405,361	-	0.0%
Daniel Raymond Fields (15)	760,695	380,438	-	380,438	380,438	1.4%
Enares Pty Ltd (16)	1,567,709	783,855	-	783,855	783,855	2.8%
Reverse Signage Pty Ltd (17)	416,782	416,782	-	416,782	-	0.0%
AEE Acquisitions Holdings LLC (18)	117,675	117,675	-	117,675	-	0.0%
Alpha Capital Anstalt (19)	204,395	204,395	-	204,395	-	0.0%
Carlos Farjallah (20)	40,537	40,537	-	40,537	-	0.0%
Ivory Castle Limited (21)	355,907	355,907	-	355,907	-	0.0%
Van Zyl Tripp Pty Limited (22)	229,293	229,293	-	229,293	-	0.0%
Kim Bottger (23)	30,403	30,403	-	30,403	-	0.0%
Viya Mikitas (24)	50,898	50,898	-	50,898	-	0.0%
Fields Family Trust (25)	135,121	135,121	-	135,121	-	0.0%
Brad Pettersson (26)	218,895	218,895	-	218,895	-	0.0%
Armistice Capital Master Fund (27)	2,400,000	1,600,000	800,000	2,400,000	-	0.0%
Maso Capital Investments Limited (28)	475,467	475,467	-	475,467	-	0.0%
Blackwell Partners LLC - Series A (28)	661,200	661,200	-	661,200	-	0.0%
Star V Partners LLC (28)	196,667	196,667	-	196,667	-	0.0%
Gurravembi Investments Pty Ltd (29)	133,334	66,667	-	66,667	66,667	*
AKR Investments Limited (30)	200,000	100,000	-	100,000	100,000	*
Seyed Karim Paul Salamatian (31)	53,334	26,667	-	26,667	26,667	*
Real Charm Group Ltd (32)	85,867	85,867	-	85,867	-	0.0%
Linrik Investment Limited(33)	137,901	68,951	-	68,951	68,951	*
Phoenix Capital Limited(34)	608,042	304,021	-	304,021	304,021	1.1%
World Wide Holdings LLC (35)	29,186	14,593	-	14,593	14,593	*
Alrai Naked Opportunity(36)	235,548	58,887	-	58,887	176,661	*
Letters Capital Madison Avenue Equity LLC(37)	481,596	240,798	-	240,798	240,798	*
NAKD Opportunity SPV LLC(38)	195,047	97,524	-	97,524	97,524	*
Jake Christopher Clifford Millar(39)	3,406	3,406	-	3,406	-	0.0%
DCM Capital Investment(40)	20,800	10,400	-	10,400	10,400	*

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* Less than 1%.

(1)	Unless otherwise indicated, the business address of each of the individuals and entities is Naked Brand Group Limited, c/o Bendon Limited, Building 7C, Huntley Street, Alexandria NSW 2015, Australia
(2)	Based on 22,958,378 Ordinary Shares outstanding, which assumes no outstanding warrants or options are exercised.
(3)	Paul Vassilakos served as a consultant of ours from October 2016 to June 2018.
(4)	The business address of this person is 4 Shek O Headland Road – Ste 1, Shek O, Hong Kong.
(5)	The business address of this person is 2345 Lake Avenue, Miami Beach, Florida 33140.
(6)	The business address of this entity is 100, Level 35 One International Towers, Bangaroo Avenue, Sydney NSW 2000. ______ has voting and dispositive power over the shares held by this entity.
(7)	The business address of this entity is 26 Ti Point Rd, Leigh 0942 Rodney. ______ has voting and dispositive power over the shares held by this entity.
(8)	The business address of this person is 225 5th Avenue, Apt. 9H, New York, New York 10010.
(9)	The business address of this person is 25A Neal St, Covent Garden, London WC2H9PR.
(10)	The business address of this entity is Unit 701, 7th Floor, Far East Consortium Building, 113-125 DecVoeux Road, Central. ______ has voting and dispositive power over the shares held by this entity.
(11)	The business address of this entity is Room 3D – 3rd Floor Mega Cube, 8 Wang Kwong Rd, Kowloon Bay. ______ has voting and dispositive power over the shares held by this entity.
(12)	The business address of this entity is Unit B, 2nd Floor, Cheung Hing Industrial Building, 12P Smithfield Road, Kennedy Town. ______ has voting and dispositive power over the shares held by this entity.
(13)	The business address of this entity is 19 Waterfront Drive, Road Town, VG1110 Tortola, British Virgin Islands. ______ has voting and dispositive power over the shares held by this entity.
(14)	The business address of this entity is 2705 API Trio Towers, Al Barsha 1, Shekh Zayed Road, Dubai, UAE. ______ has voting and dispositive power over the shares held by this entity.
(15)	The business address of this person is 17 Somerset Square, London W14 8EE, UK.
(16)	The business address of this entity is PO Box 491, Drummoyne, NSW 1490. ______ has voting and dispositive power over the shares held by this entity.
(17)	The business address of this entity is 15 Kia Ora Lane, Kandaloon, NSW, 2576. ______ has voting and dispositive power over the shares held by this entity.
(18)	The business address of this entity is Startbann 8, 1185XR, Amstelveen, Netherlands. ______ has voting and dispositive power over the shares held by this entity.
(19)	The business address of this entity is 110 East Broward Blvd., #1900, Fort Lauderdale, Florida 33301. ______ has voting and dispositive power over the shares held by this entity.
(20)	The business address of this person is c/o Missy Martin, Roche Surety and Casualty, 4017 N. Himes Avenue, Tampa, Florida 33607.
(21)	The business address of this entity is Room 1901, 19F, 33 Hysan Ave, Causeway Bay, Hong Kong. ______ has voting and dispositive power over the shares held by this entity.
(22)	The business address of this entity is 118 Booralie Road, Duffys Foresst NSW 2084. ______ has voting and dispositive power over the shares held by this entity.
(23)	The business address of this person is c/o Qapartments, Fuglevangsvej 11-13, 1962 Frederiksberg, Denmark.
(24)	The business address of this person is 18 College Road, St. Johns, Auckland 1072.
(25)	The business address of this entity is 14810 Clara St, Los Gatos, California 95032. ______ has voting and dispositive power over the shares held by this entity.
(26)	The business address of this person is c/o Bendon, 8 Airpark Drive, Mangere, Auckland 2022, New Zealand.
(27)	The business address of this entity is 510 Madison Avenue, 22nd Floor, New York, New York 10022. ______ has voting and dispositive power over the shares held by this entity.
(28)	The business address of each of these entities is 8/F Printing House, 6 Duddell Street. ______ has voting and dispositive power over the shares held by these entities.
(29)	The business address of this entity is 107 Anthony Street, Ascot. QLD 4007. ______ has voting and dispositive power over the shares held by this entity.
(30)	The business address of this entity is Apt. 7B, 40 Magazine Gap Road, The Peak. ______ has voting and dispositive power over the shares held by this entity.
(31)	The business address of this person is 5341 Parker Avenue, Victoria, British Colombia V8Y 2N1.
(32)	The business address of this entity is Unit D, 5th Floor Charmhill Centre, 50 Hillwood Road, Tsim Sha Tsui. ______ has voting and dispositive power over the shares held by this entity.
(33)	The business address of this entity is c/o Amicorp BVI, PO Box 2416, Road Town, Tortola, British Virgin Islands. ______ has voting and dispositive power over the shares held by this entity.
(34)	The business address of this entity is c/o Cim Corporate Services Ltd, Les Cascades Building, Edith Cavell Street, Port Louis. ______ has voting and dispositive power over the shares held by this entity.
(35)	The business address of this entity is 360 East 88th Street, Unit 2A, New York, New York 10128. ______ has voting and dispositive power over the shares held by this entity.
(36)	The business address of this entity is 23 East 22nd Street, Apt 27A, New York, New York 10010. ______ has voting and dispositive power over the shares held by this entity.
(37)	The business address of this entity is c/o PHS Corporate Services, Inc., 1313 N. Market Street, Suite 5100, Wilmington, Delaware 19801. ______ has voting and dispositive power over the shares held by this entity.
(38)	The business address of this entity is 111 East 26th Street, Apt A6, New York, New York 10010. ______ has voting and dispositive power over the shares held by this entity.
(39)	The business address of this person is Studio 3.20, 91 St George’s Bay Road, Parnell, Auckland 1052, New Zealand.
(40)	The business address of this entity is Suite 1, Level 12, 53 Martin Place, Sydney 2000, Australia. ______ has voting and dispositive power over the shares held by this entity.

Other than as described in this prospectus, the Selling Shareholders have not within the past three years had any position, office, or other material relationship with us or any of our predecessors or affiliates other than as a holder of our securities. None of the Selling Shareholders is a broker-dealer or an affiliate of a broker-dealer.

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PLAN OF DISTRIBUTION

We are registering the securities held by the Selling Shareholders covered by this prospectus to permit the resale of those securities from time to time after the date of this prospectus.

The Selling Shareholders, which as used herein includes the pledgees, donees, permitted transferees, assignees, successors, and others who later come to hold any of the Selling Shareholders’ interests in our securities other than through a public sale, may, from time to time, sell, transfer, or otherwise dispose of any or all of their securities or interests in such securities on any stock exchange, market, or trading facility on which the securities are traded, or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.

The Selling Shareholders may use any one or more of the following methods when disposing of the securities or interests therein:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the securities as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	settlement of short sales;

●	in transactions through broker-dealers that agree with the Selling Shareholders to sell a specified number of such securities at a stipulated price per security;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	a combination of any such methods of sale; or

●	any other method permitted pursuant to applicable law.

The Selling Shareholders may also sell securities under Rule 144 or any other exemption from registration under the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by the Selling Shareholders may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Shareholders (or, if any broker-dealer acts as agent for the subscriber of securities, from the subscriber) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2440, and in the case of a principal transaction a markup or markdown in compliance with FINRA IM-2440.

In connection with the sale of our securities or interests therein, the Selling Shareholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging the positions they assume. The Selling Shareholders may also sell securities short and deliver these securities to close out their short positions, or loan or pledge securities to broker-dealers that in turn may sell these securities. The Selling Shareholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

13

The Selling Shareholders and any underwriters, broker-dealers, or agents that participate in the sale of the securities or interests therein may be “underwriters” within the meaning of Section 2(a)(11) of the Securities Act. Any discounts, commissions, concessions, or profit they earn on any resale of the securities may be underwriting discounts and commissions under the Securities Act. Selling Shareholders who are “underwriters” within the meaning of Section 2(a)(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act. Each Selling Shareholder has informed the Company that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the securities.

The Company will pay the fees and expenses incurred by the Company incident to the registration of the securities. The Company has agreed to indemnify certain of the Selling Shareholders against certain losses, claims, damages, and liabilities, including liabilities under the Securities Act.

We agreed to keep this prospectus effective until the earlier of (i) the date on which the securities may be resold by the Selling Shareholders without registration and without regard to any volume or manner-of-sale limitations by reason of Rule 144, without the requirement for the Company to be in compliance with the current public information requirement under Rule 144 or any other rule of similar effect, or (ii) all of the securities have been sold pursuant to this prospectus or Rule 144 or any other rule of similar effect.

The securities will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale securities covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale securities may not simultaneously engage in market making activities with respect to the Ordinary Shares for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the Selling Shareholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the Ordinary Shares by the Selling Shareholders or any other person.

We will make copies of this prospectus available to the Selling Shareholders and have informed them of the need to deliver a copy of this prospectus to each subscriber at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

14

DESCRIPTION OF SECURITIES

General

Australia does not have a limit on the authorized share capital that may be issued and do not recognize the concept of par value under Australian law. Subject to the restrictions on the issue of securities in the constitution, the Corporations Act, and the rules governing the listing of our securities on the Nasdaq Capital Market, our directors are entitled to issue and cancel shares in our capital, grant options over unissued shares, and settle the manner in which fractions of a share are to be dealt with. The directors may decide the persons to whom, and the terms on which, shares are issued or options are granted as well as the rights and restrictions that attach to those shares or options.

As of the date of this prospectus 22,958,378 Ordinary Shares are outstanding.

Ordinary Shares

Voting Rights

Each of holder of our Ordinary Shares is entitled to receive notice of and to be present, to vote and to speak at general meetings. Subject to any rights or restrictions attached to any shares, on a show of hands each holder of Ordinary Shares present has one vote and, on a poll, one vote for each fully paid share held, and for each partly paid share, a fraction of a vote equivalent to the proportion to which the share has been paid up. Voting may be in person or by proxy, attorney or representative.

Two shareholders must be present to constitute a quorum for a general meeting and no business may be transacted at any meeting except the election of a chair and the adjournment of the meeting unless a quorum is present when the meeting proceeds to business.

Dividend Rights

Holders of our Ordinary Shares are entitled to receive such dividends as may be declared by the directors. If the directors determine that a final or interim dividend is payable, it is (subject to the terms of issue on any shares or class of shares) paid on all shares proportionate to the amount for the time being paid on each share. Dividends may be paid by cash, electronic transfer, or any other method as the board determines.

The directors have the power to capitalize and distribute the whole or part of the amount from time to time standing to the credit of any reserve account or otherwise available for distribution to shareholders. The capitalization and distribution must be in the same proportions which the shareholders would be entitled to receive if distributed by way of a dividend.

Subject to the rules of Nasdaq, the directors may pay a dividend out of any fund or reserve or out of profits derived from any source.

Variation of Class Rights

The Corporations Act provides that if a company has a constitution that sets out the procedure for varying or cancelling rights attached to shares in a class of shares, those rights may be varied or cancelled only in accordance with the procedure.

The rights attached to our Ordinary Shares may only be varied with the consent in writing of members holding at least three-quarters of the shares of that class, or with the sanction of a special resolution passed at a separate meeting of the holders of shares of that class.

Rights of Non-Resident or Foreign Shareholders

There are no specific limitations in the Corporations Act which restrict the acquisition, ownership, or disposal of shares in an Australian company by non-resident or foreign shareholders. The Foreign Acquisitions and Takeovers Act 1975 (Cth) regulates investment in Australian companies and may restrict the acquisition, ownership, and disposal of our shares by non-resident or foreign shareholders.

15

Warrants

As part of the PIPE Transaction, we issued to the investors in the PIPE Transaction warrants to purchase up to an aggregate of 3,880,262 Ordinary Shares. The warrants issued in the PIPE Transaction entitle the holders to purchase Ordinary Shares at a weighted average exercise price of $5.62 per share, subject to adjustment as discussed below. The warrants are exercisable at any time for periods of between one and five years.

With respect to warrants to purchase an aggregate of 800,000 Ordinary Shares, if our Ordinary Shares are traded, listed, or quoted on any U.S. market or electronic exchange, and the closing per-share sales price of the Ordinary Shares for any ten (10) consecutive trading days exceeds $10.00 (subject to adjustment for forward and reverse splits, recapitalizations, share dividends and the like), then we may call for cancellation of all or any portion of such warrants for which a notice of exercise has not yet been delivered to us, for consideration equal to $0.01 per warrant. The right to exercise will be forfeited unless these warrants are exercised prior to the date specified in the call notice. On and after the call date, a record holder of such warrant will have no further rights except to receive the call price for such holder’s warrant upon surrender of such warrant.

Additionally, if the resale of the Ordinary Shares issuable upon exercise of such warrants is not covered by an effective registration statement or an exemption from registration at any time after December 19, 2018, the holder of such warrants shall be afforded cashless exercise rights. In such event, the holder would pay the exercise price by surrendering the warrants for that number of Ordinary Shares equal to the quotient obtained by dividing (x) the product of the number of Ordinary Shares underlying the warrants, multiplied by the exercise price of the warrants by (y) the daily volume weighted average price of the Ordinary Shares on the primary U.S. trading market on which the Ordinary Shares are then listed or quoted as reported by Bloomberg L.P. on the trading date immediately prior to the date of exercise.

The number of Ordinary Shares issuable on exercise of the outstanding warrants and exercise price of such warrants may be adjusted in certain circumstances including in the event of a share split, bonus issue, recapitalization, reorganization, merger, or consolidation.

The warrants may be exercised upon delivery of an exercise notice, duly signed by the warrant holder, accompanied by full payment of the exercise price, in US dollars, in same day cleared funds that will not be reversed, delivered into the Company’s bank account, free and clear of any restriction, condition, set-off, deduction, or withholding.

The warrant holders do not have the rights or privileges of holders of Ordinary Shares and any voting rights until they exercise their warrants and receive Ordinary Shares. After the issuance of Ordinary Shares upon exercise of the warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.

Dividends

We have not paid any cash dividends on our Ordinary Shares to date. The payment of cash dividends on our Ordinary Shares in the future will be entirely within the discretion of our board of directors and will be dependent upon our revenue and earnings, if any, capital requirements and general financial condition as well as the limitations on dividends and distributions that exist under the laws and regulations of Australia. It is the present intention of our board of directors to retain all earnings, if any, for use in our business operations and, accordingly, our board of directors does not anticipate declaring any dividends in the foreseeable future.

Exchange Act Registration; Listing of our Securities

Our Ordinary Shares are registered under the Exchange Act and trade on Nasdaq under the symbol “NAKD”. The last sale price of our Ordinary Shares on July 13, 2018 was $5.05.

Our warrants are not currently registered under the Exchange Act and there has been no public market for our warrants. We do not intend to register our warrants under the Exchange Act.

Our Transfer Agent

The transfer agent for our Ordinary Shares is Continental Stock Transfer & Trust Company.

Lock-Up Agreement

Carole Hochman, our Executive Chairman, has agreed that the Ordinary Shares received by her in the Merger will be subject to certain transfer restrictions until December 19, 2018 in accordance with the terms of a lock-up agreement, except that the restrictions will terminate earlier if she ceases to be employed by our company, Naked, or any of their affiliates.

16

LEGAL MATTERS

Graubard Miller, New York, New York, is acting as counsel in connection with the registration of our securities under the Securities Act. McCullough Robertson will pass upon the validity of the ordinary shares offered in this prospectus and on matters of Australia law.

EXPERTS

The financial statements incorporated in this registration statement by reference to the Annual Report on Form 20-F for the year ended January 31, 2018 have been so incorporated in reliance on the report of PricewaterhouseCoopers, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a Registration Statement on Form F-1 with respect to the Ordinary Shares offered hereby. This prospectus, which forms a part of the Registration Statement, does not contain all of the information set forth in the registration statement and the exhibits thereto, to which reference is hereby made. The registration statement and the exhibits thereto, along with our annual and current reports and other information filed or to be filed with the SEC are available to the public over the Internet at the SEC’s web site at http://www.sec.gov. You may also read and copy any document we file at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information about the public reference room.

The SEC allows us to incorporate by reference the information we file with it, which means that we can disclose important information to you by referring you to those documents. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus. This prospectus incorporates by reference our documents listed below:

●	our annual report on Form 20-F filed with the SEC on June 28, 2018;

●	our current reports on Form 6-K filed with the SEC on June 25, 2018, June 20, 2018, and June 19, 2018; and

●	the description of our Ordinary Shares contained in our registration statement on Form 8-A (No. 001-38544) filed with the SEC pursuant to Section 12(b) of the Exchange Act.

Notwithstanding the foregoing, we are not incorporating any document or portion thereof or information deemed to have been furnished and not filed in accordance with SEC rules.

We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the reports or documents that have been incorporated by reference in the prospectus contained in the registration statement not delivered with the prospectus. We will provide these reports or documents upon written or oral request at no cost to the requester. Requests for such documents should be made to Naked Brand Group Limited, Attn: Mr. Justin Davis-Rice, c/o Bendon Limited, Building 7C, Huntley Street, Alexandria, NSW 2015, Australia. Such documents may also be accessed free of charge on our website at http://www.bendon.com.

17

NAKED BRAND GROUP LIMITED

12,144,902 Ordinary Shares

__________________, 2018

No dealer, salesperson or any other person is authorized to give any information or make any representations in connection with this offering other than those contained in this prospectus and, if given or made, the information or representations must not be relied upon as having been authorized by us. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any security other than the securities offered by this prospectus, or an offer to sell or a solicitation of an offer to buy any securities by anyone in any jurisdiction in which the offer or solicitation is not authorized or is unlawful.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 6. Indemnification of Directors and Officers.

We must indemnify current and past directors and other executive officers of the Company on a full indemnity basis and to the fullest extent permitted by law against all liabilities incurred by the director or officer as a result of their holding office in the Company or a related body corporate.

We may also, to the extent permitted by law, purchase and maintain insurance, or pay or agree to pay a premium for insurance, for each director and officer against any liability incurred by the director or officer as a result of their holding office in the Company or a related body corporate.

Under the Corporations Act, a company or a related body corporate must not indemnify a person against any liabilities incurred as an officer or auditor of the company if it is a liability:

(a)	owed to the company or a related body corporate;
(b)	for a pecuniary penalty or compensation order made in accordance with the Corporations Act; or
(c)	that is owed to someone other than the company or a related body corporate and did not arise out of conduct in good faith.

In addition, a company or related body corporate must not indemnify a person against legal costs incurred in defending an action for a liability incurred as an officer or auditor of the company if the costs are incurred in:

(a)	defending or resisting proceedings in which the person is found to have a liability of the type described above;
(b)	in defending or resisting criminal proceedings in which the person is found guilty;
(c)	in defending or resisting proceedings brought by the Australian corporate regulator or a liquidator for a court order if the grounds for making the order are found to have been established; or
(d)	in connection with proceedings for relief to the person under the Corporations Act in which the Court denies the relief.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, or persons controlling us pursuant to the foregoing provisions, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 7. Recent Sales of Unregistered Securities.

Set forth below is information regarding shares of capital stock issued by us during the period since our inception on May 11, 2017. Also included is the consideration received by us for such shares and information relating to the section of the Securities Act, or rule of the Securities and Exchange Commission, under which exemption from registration was claimed.

On June 19, 2018, we consummated the Reorganization, pursuant to which all of the shareholders of Bendon Limited exchanged all of the outstanding ordinary shares of Bendon Limited for Ordinary Shares of ours. The Ordinary Shares issued in the Reorganization were issued in reliance on the exemption from registration provided by Regulation S promulgated under the Securities Act, which exempts offerings made outside the United States. No underwriting discounts or commissions were paid with respect to such sales.

On June 19, 2018, simultaneously with the closing of the Transactions, we consummated the sale of 4,534,137 Ordinary Shares for an aggregate purchase price of $17,000,000 in private placements. The sales were made pursuant to subscription agreements between the Company and each of the investors. In addition, certain investors received warrants to purchase additional Ordinary Shares. Accordingly, we issued warrants to purchase an aggregate of 3,880,262 Ordinary Shares to the investors. The warrants have a weighted average exercise price of $5.62 per share, subject to adjustment. The warrants are exercisable at any time for periods of between one and five years.

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The Ordinary Shares and warrants issued as part of the PIPE Transaction were offered and sold in private placements to accredited investors pursuant to the exemption from registration contained in Section 4(a)(2) of the Securities Act. No underwriting discounts or commissions were paid with respect to such sales.

Item 8. Exhibits.

The exhibits filed herewith or incorporated by reference herein are listed in the Exhibit Index below.

Item 9. Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

Provided, however, that paragraphs (i) through (iii) above shall not apply in the event that the information required to be included in a post-effective amendment is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act of 1934 that are incorporated by reference in this registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act if such financial statements and information are contained in periodic reports filed with or furnished to the Commission pursuant to section 13 or section 15(d) of the Exchange Act and are incorporated by reference in the registration statement.

(5) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to the date of first use.

(h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, that registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Auckland, Australia, on the 16th day of July, 2018.

NAKED BRAND GROUP LIMITED

By:	/s/ Justin Davis-Rice
Justin Davis-Rice
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Justin Davis-Rice as his true and lawful attorney-in-fact, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities to sign any and all amendments including post-effective amendments to this proxy statement/prospectus and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact or his substitute, each acting alone, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Justin Davis-Rice	Chief Executive Officer (Principal executive officer), and Director	July 16, 2018
Justin Davis-Rice

/s/ Carole Hochman	Executive Chairman and Director	July 16, 2018
Carole Hochman

/s/ Howard Herman	Chief Financial Officer (Principal financial and accounting officer)	July 16, 2018
Howard Herman

/s/ Paul Hayes	Director	July 16, 2018
Paul Hayes

/s/ Andrew Shape	Director	July 16, 2018
Andrew Shape

Authorized Representative in the United States

GRAUBARD MILLER

By:	/s/ Jeffrey M. Gallant
Name:	Jeffrey M. Gallant
Title:	Partner
Date:	July 16, 2018

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EXHIBIT INDEX

Exhibit No.	Description

3.1	Constitution of Naked Brand Group Limited.*

4.1	Specimen Ordinary Share Certificate (incorporated by reference to Exhibit 4.1 filed with the Company’s Registration Statement on Form F-4/A, File No. 333-223786, filed with the SEC on April 11, 2018).

5.1	Opinion of McCullough Robertson.*

10.1	Form of Lockup Agreement (incorporated by reference to Exhibit A of Exhibit 2.1 to the Current Report on Form 8-K filed by Naked Brand Group Inc. on May 25, 2017).

23.1	Consent of PricewaterhouseCoopers ( Bendon Limited).

23.3	Consent of McCullough Robertson (included in Exhibit 5.1).*

24.1	Power of attorney (included on signature page).

101.INS**	XBRL Instance Document
101.SCH**	XBRL Taxonomy Extension Schema
101.CAL**	XBRL Taxonomy Extension Calculation Linkbase
101.DEF**	XBRL Taxonomy Extension Definition Linkbase
101.LAB**	XBRL Taxonomy Extension Label Linkbase
101.PRE**	XBRL Taxonomy Extension Presentation Linkbase

*To be filed by Amendment.

**Incorporated by reference to the Registrant’s Annual Report on Form 20-F filed on June 28, 2018.

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